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                         TRAMFORD INTERNATIONAL LIMITED
               C/O JING TAI INDUSTRIAL INVESTMENT COMPANY LIMITED
                     34TH FLOOR, WEST TOWER, SHUN TAK CENTRE
                      200 CONNAUGHT ROAD CENTRAL, HONG KONG


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 15, 2002

To the shareholders of Tramford International Limited:

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Meeting") of Tramford International Limited (the "Company") will be held at Shun Tak Centre, West Tower, 34th Floor, 200 Connaught Road Central, Hong Kong, Friday, March 15, 2002 at 10:00a.m., Hong Kong time, to consider and act upon the following matters:

1. To elect seven (7) directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

2. To ratify and approve the appointment of PricewaterhouseCoopers as independent certified public accountants and auditors for the Company for the fiscal year ending December 31, 2001;

3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

         The close of business on February 15, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.


                                   By Order of the Board of Directors,


                                   -----------------
                                   Michael Siu
                                   Secretary


February 18, 2002


--------------------------------------------------------------------------------
It is important that your shares be represented at the Meeting. Each shareholder is urged to sign, date and return the enclosed proxy card which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company's transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.
--------------------------------------------------------------------------------
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                         TRAMFORD INTERNATIONAL LIMITED
               C/O JING TAI INDUSTRIAL INVESTMENT COMPANY LIMITED
                    34TH FLOOR, WEST TOWER, SHUN TAK CENTRE,
                      200 CONNAUGHT ROAD CENTRAL, HONG KONG


                                 PROXY STATEMENT

         This Proxy Statement (the "Proxy Statement") is furnished to the holders of common stock, par value US$.01 per share ("Common Stock") of Tramford International Limited (the "Company") in connection with the solicitation by and on behalf of its Board of Directors of proxies ("Proxy" or "Proxies") for use at the 2001 Annual Meeting of Shareholders (the "Meeting") to be held on Friday, March 15, 2002 at 10:00a.m., Hong Kong time, at Shun Tak Centre, West Tower, 34th Floor, 200 Connaught Road Central, Hong Kong, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting materials to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The approximate mailing date of this Proxy Statement is February 18, 2002.

         Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted for the election of all nominees named herein to serve as directors and in favor of each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and described below.

         A Proxy may be revoked by a shareholder at any time before its exercise by filing with Michael Siu, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

         The close of business on February 15, 2002 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were


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6,905,797 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

         A majority of the shares entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting for determining the presence of a quorum.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the Meeting, shareholders will elect seven (7) directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received for the election of Li Xiao Hong, Jiang Xin Hao, Li Guo Jie, Jin De Zhen, Zhang Gao Bo, Yu Xiang Dong and Benjamin Wah (collectively, the "Nominees") to serve as directors upon their nomination at the Meeting. All Nominees currently serve on the Board of Directors and their terms expire at the Meeting. Each Nominee has advised the Company of his or her willingness to serve as a director of the Company. In case any Nominees should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative Nominees who will be designated by the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company and their present positions with the Company are as follows:

NAME                       AGE       POSITIONS WITH THE COMPANY
----                       ---       --------------------------
Li Xiao Hong                48       Chairman of the Board and President
Jiang Xin Hao               36       Chief Executive Officer and Director
Zhang Gao Bo                36       Director
Yu Xiang Dong (1)           35       Director
Benjamin Wah                50       Director
Li Guo Jie                  58       Director
Jin De Zhen                 56       Director
Michael Siu                 33       Secretary and Chief Financial Officer

(1)      Member of the Audit Committee

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         All directors of the Company hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. The officers of the Company elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders shall hold office pursuant to their terms of employment subject to the discretion of the Board of Directors.

INFORMATION ABOUT NOMINEES AND OFFICERS

         Set forth below is certain information with respect to each nominee and officer:

         LI XIAO HONG, as a nominee of Beijing Holdings, as the Chairman of the Board and President of the Company and of Jing Tai Industrial Investment Company Limited ("Jing Tai"), a 100% subsidiary, since March 2000. Mr. Li also became the Chairman of the Board of Beijing BHL Networks Technology Company Limited ("BHLNet"), a 76% subsidiary, since July 2000. Li also served as the Deputy General Manager of Beijing Holdings. Mr. Li graduated from the Chinese University of Industry with a master's degree. From 1992 to 2000, he served as the Vice Chairman of the Beijing First Light Industry Corporation. Prior thereto, he served as the general manager of the Beijing Glasses Corporation. Mr. Li has over 16 years experience in enterprise management.

         JIANG XIN HAO, as a nominee of Beijing Holdings, is the Chief Executive Officer and a Director of the Company and of Jing Tai since July 1996. He also became a director of BHLNet since July 2000. Mr. Jiang graduated from the Fudan University with a master's degree. From August 1994 to May 1995, Mr. Jiang served as a manager of Beijing Holdings. Prior thereto, Mr. Jiang served as manager of the securities department of Don Fang Finance Company Limited, a finance company in the PRC.

         ZHANG GAO BO, a nominee of Oriental Patron, has served as a Director of the Company since June 1996. Since May 1993, Mr. Zhang has served as Managing Director of Oriental Patron, a principal shareholder of the Company, which is principally engaged in corporate financial services and securities trading services in Hong Kong. From October 1992 to May 1993, Mr. Zhang served as managing director of Lucky Unicorn Investments Limited. Prior thereto, he served as Deputy director of the Financial Administration of the People's Bank of China, Hainan Provincial Branch. Mr. Zhang has over 11 years' experience in corporate financial services.

         YU XIANG DONG has served as an independent director of the Company since June 2000. In September 1997, he was appointed the Vice-President of the China Communications Securities

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Co. Ltd. and was appointed in April 2000 the President of the 21st High-tech
Investment Co. Ltd., a fund company specializing in investments in the high-tech industry. In 1995, he was appointed the General Manager of the Shanghai Branch of the China Merchant Securities Ltd. ("CMS"). He served from 1991 to 1994, as an assistant to the General Manager and as Manager of the IPO Division of the CMS, the third largest securities company in the PRC, with a registered capital of Rmb 3.2 billion. Mr. Yu has over 11 years' experience in investment banking. Mr. Yu graduated from the Fudan University with a master's degree.

         PROFESSOR BENJAMIN W. WAH has served as an independent director of the Company since June 2000. Mr. Wah was appointed the Vice President for publications of the IEEE Computer Society in 1998 and he became the President in 2000. In 1990, Mr. Wah was appointed a professor in the Department of ECE of the University of Illinois in Urbana and later became the R.T. Chien Professor of Engineering in the same university. From 1988 to 1989, Mr. Wah served as the Program Director of the National Science Foundation in Washington DC. He served from 1979 to 1988 as an associate professor at Purdue University. Mr. Wah's research has focused on the development and improvement of non-linear optimization algorithms, parallel algorithms, design of computer network protocols and automated design of algorithms using high-speed computers. Mr. Wah is also a keen contributor of articles published in well-recognized journals and magazines. Mr. Wah graduated from the University of California, Berkley with a Doctorate degree.

         MICHAEL SIU has served as the Chief Financial Officer and Secretary of the Company since September 1997 and is responsible for the financial planning of the Company and its joint ventures in the PRC. Mr. Siu graduated from the City University of Hong Kong with a bachelor's degree. He is a fellow member of the Association of Chartered Certified Accountants and an associate member of the Hong Kong Society of Accountants. Prior to his service with the Company, Mr. Siu served in international accounting firms and has 6 years' experience in business assurance and advisory services.

         LI GUO JIE is the Dean of the Institute of Computing Technology ("ICT") of the Chinese Academy of Science ("CAS") since 1999. From 1987 until 1999, he worked in the CAS as senior researcher and was responsible for advanced and intelligent computing technology projects of the PRC. Mr. Li regularly releases research reports and valuable articles to international journals and currently is the Chief Editor of the Journal of Computer Science and Technology. Mr. Li obtained a bachelor degree from the Faculty of Physics in the Beijing University in 1968. He later obtained his master's degree at the University of Science and Technology in Beijing in 1981 and a Doctorate Degree at Purdue University in 1985.

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         JIN DE ZHEN is the General Manager of the Beijing Enterprise
Development Corporation since 1997. In 1985, she joined the Beijing Municipal Bureau of Supervision as a supervision officer and was promoted as a senior officer in 1987. Since 1997, she was appointed the Committee Member of the Beijing Municipal People's Political Consultative Conference. Ms Jin was engaged as an Assistant Professor at Beijing Institute of Economics since 1974 and was promoted as the Vice Dean in 1984.

         COMMITTEES

         The Board of Directors held four (4) meetings during 2000. All directors participated in these meetings.

         The Company has no executive or nominating committee of the Board of Directors, but does have an Audit Committee.

         The Company's Audit Committee consists of the two independent directors until the resignation of Mr. Wang Hui on November 7, 2000. It oversees the auditing procedures of the Company, receives and accepts the reports of the Company's independent certified public accountants, oversees the Company's internal system of accounting and management controls and make recommendations to the Board of Directors as to the selection and appointment of auditors for the Company. No formal meetings of the Audit Committee were held in 2000 but members of the Audit Committee maintain effective communications frequently. Following the Meeting, the Company will appoint one additional qualified independent director who will also be appointed as a new member of the Audit Committee to fill in the vacancy caused by the resignation of Mr. Wang Hui. . COMPENSATION OF DIRECTORS

         The Company did not pay any compensation to its directors in 2000.

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                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the ownership of shares of the Company's Common Stock as of December 31, 2001 with respect to (i) holders known to the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer of the Company named in the Summary Compensation Table under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group.



Name and Address of                    Amount and Nature
Beneficial of                      of Beneficial Ownership        Percent Class
Shareholder (1)


Beijing Holdings Limited               3,523,306 (2)(3)               51.02%
("Beijing Holdings")
34/F, West Tower
Shun Tak Centre
200 Connaught Road Central
Hong Kong

China C&Y International                 1,694,915 (4)                 24.54%
 Holding Limited
("China C&Y")
19th Floor Wing On House
17 Des Voeux Road
Central Hong Kong

Oriental Patron China                    849,576 (5)                  12.30%
 Investment Limited
("Oriental Patron")
42/F COSCO Tower
183 Queen's Road Central
Hong Kong

All officers and directors          6,067,797 (2)(3)(4)(5)            90.51%
 as a group (3 persons)

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Included in the 3,523,306 shares owned by Beijing Holdings is a total of 974,576 shares owned in name of CMEC Ceramics Holdings Limited ("CMEC"). CMEC was previously owned by CMEC-GE Capital China Industrial Holding Limited. Pursuant to a sale and purchase agreement dated June 30, 2000, Beijing Holdings acquired the entire interest of CMEC.

(3) Li Xiao Hong, Chairman of the Board and President of the Company, is Deputy General Manager of Beijing Holdings and therefore he may be deemed to beneficially own the shares of Common Stock owned by Beijing Holdings. Mr. Li disclaims any beneficial interest in the shares of Common Stock owned by Beijing Holdings. In addition to Mr. Li, the Beijing Municipal government of the PRC, the principal shareholder of Beijing Holdings, may be deemed to beneficially own the shares of Common Stock owned by Beijing Holdings.

(4) First Shanghai Group, a company listed on the Hong Kong Stock Exchange and the principal shareholder of China C&Y, may be deemed to beneficially own the shares of Common Stock owned by China C&Y. No


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         person has been nominated by China C&Y as a director of the Company.

(5) Zhang Gaobo, a Director of the Company, is Managing Director of Oriental Patron and therefore may be deemed to beneficially own the shares of Common Stock owned by Oriental Patron. Mr. Zhang disclaims any beneficial interest in the shares of Common Stock owned by Oriental Patron. In addition to Mr. Zhang, Oriental Patron Holdings Limited and Oriental Patron Asia Limited, the principal shareholders of Oriental Patron, may be deemed to beneficially own the shares of Common Stock owned by Oriental Patron.




                                       8
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                             EXECUTIVE COMPENSATION

                     COMPENSATION OF DIRECTORS AND OFFICERS

         Mr. Jiang Xinhao, the Chief Executive Officer, and Mr. Michael Siu, the Secretary and Chief Financial Officer, were paid approximately, respectively, US$55,000 and US$63,000 as remuneration for their capacity as executive officers during the year ended December 31, 2000.

         Except as aforesaid, no other direct remuneration was paid by the Company to its directors as a group who served in the capacity of director during the year ended December 31, 2000.



                                   PROPOSAL 2
                            RATIFICATION OF SELECTION
                                       OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors believes it is appropriate to submit for approval by its shareholders its selection of PricewaterhouseCoopers, Hong Kong, as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

         A Representative of PricewaterhouseCoopers, Hong Kong, is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement and to be available to respond to questions regarding this and any other appropriate matters.


                               VOTING REQUIREMENTS

         Directors are elected by a plurality of the votes cast as the Meeting (Proposal 1). The affirmative vote of a majority of votes cast at the Meeting will be required to ratify the appointment of PricewaterhouseCoopers as independent certified public accountants and auditors of the Company for the fiscal year ending December 31, 2000 (Proposal 2). Abstentions and broker nonvotes with respect to any matter are not considered as votes cast with respect to the matter.


                                        9
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         THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF
EACH NOMINEE NAMED IN THE PROXY AND IN FAVOR OF PROPOSAL 2.



                                       10
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                                  MISCELLANEOUS

SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company not later than June 30, 2002 for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                  OTHER MATTERS

         Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgement on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

                                     PROXIES

         All shareholders are urged to fill in their choices with respect to the matters to be voted on, sign and properly return the enclosed form of Proxy.


                                        By Order of the Board of Directors




                                        Michael Siu
                                        Secretary


February 18, 2000


                                       11